Exhibit 10(b)

EXECUTION COPY

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

April 23, 2010

UBS AG, Stamford Branch

677 Washington Boulevard

Stamford, CT 06901

Attention: Structured Fixed Income

Guarantee Agreement

Dear Sirs and Madams,

In connection with the Reimbursement Agreement, dated as of April 23, 2010, between Golden Gate III Vermont Captive Insurance Company (the “Borrower”) and UBS AG, Stamford Branch (“UBS” or “you”) (the “Reimbursement Agreement”), Protective Life Corporation (the “Company”, “we” or “us”) hereby agree and confirm that:

(a)           we irrevocably and unconditionally guarantee to you performance by the Borrower of its payment obligations in respect of all Fees under and in accordance with Section 2.03(a), (b), (c) or (d) (Fees) of  the Reimbursement Agreement; and

(b)           whenever the Borrower does not pay any Fee, or portion thereof, when due in accordance with Section 2.03(a), (b), (c) or (d) (Fees) of the Reimbursement Agreement, we shall, within ten (10) Business Days from first written demand from you to us following such failure by the Borrower to pay when due, pay such Fee or portion thereof as if we were the principal obligor, provided that, in each case above, any amount of a Fee irrevocably and finally paid by the Borrower to you prior to your receipt of any payment made by us under the terms of this letter agreement (the “Guarantee”) shall reduce the obligation of the Company under this Guarantee to pay you such Fee (or portion thereof) by an amount equal to such payment.

This Guarantee is a continuing guarantee and will extend to any existing balance of Fees payable by the Borrower under the Reimbursement Agreement, regardless of any intermediate payment or discharge in whole or in part other than pursuant to the proviso in the paragraph above.

The obligations of the Company under this Guarantee shall terminate and the Company shall cease to have further liability under this Guarantee (save for any amount then due under this Guarantee) upon the final payment of all Fees by the Borrower pursuant to the Reimbursement

Agreement.  You hereby agree to execute all releases, instruments of discharge and/or documents as may be reasonably necessary to effect or evidence the release of the Company from all liability under or in connection with this Guarantee following such termination and related request by us.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Reimbursement Agreement.

This Guarantee may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. If any provision of this Guarantee, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Guarantee, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Guarantee are agreed to be severable. Nothing in this Guarantee, express or implied, is intended to confer upon any person not a party to this Guarantee any rights or remedies of any nature whatsoever under or by reason of this Guarantee.

This Guarantee shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Guarantee may not be amended, supplemented, waived or modified except by an instrument in writing signed on behalf of each of the parties hereto and with the consent of UBS and any amendment made without such consent shall be void ab initio; provided that such consent of UBS is not unreasonably withheld or delayed.

This Guarantee constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings both written or oral, between the parties with respect to the subject matter hereof. This Guarantee may not be assigned by either party hereto without the written consent of the other party, and any such assignment without such consent shall be void and of no force and effect.

This Guarantee is not intended to be and is not, and nothing herein contained and nothing done by the Company pursuant to this Guarantee shall be deemed to constitute, a guarantee by the Company of, any obligation of the Borrower other than its obligation to pay Fees pursuant to the Reimbursement Agreement.

Nothing contained in this Guarantee shall be construed as requiring us to make any loan, advance, capital contribution or other investment at the time otherwise required to be made under this Guarantee that is not then be permitted to be made because of any law or governmental rule or regulation applicable to us.

This Guarantee shall be construed in accordance with and governed by the law of the State of New York.

Please sign below to indicate your agreement and acceptance of the foregoing.

Very truly yours,

PROTECTIVE LIFE CORPORATION

Name:
Title:

Accepted and Agreed:

UBS AG, STAMFORD BRANCH

Name:
Title:

Name:
Title:

Signature page to the PLC Guarantee Agreement